                                                                    Exhibit 11.1


                  STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS



                                                                       Twelve Months Ended March 31,
                                                           ----------------------------------------------------
                                                                   (In thousands, except per share data)

                                                                      1998              1997               1996
                                                           ---------------   ---------------   ----------------

Basic
    Average common shares outstanding                               24,904            21,905             15,411
                                                           ---------------   ---------------   ----------------
                                                           ---------------   ---------------   ----------------
    Net (loss) income                                            $(56,769)         $(45,691)            $16,579
    Adjustments to net (loss) income:
    Deemed dividend on convertible preferred stock                   (643)                --                 --
                                                           ---------------   ---------------   ----------------
    Adjusted net (loss) income                                   $(57,412)         $(45,691)            $16,579
                                                           ---------------   ---------------   ----------------
                                                           ---------------   ---------------   ----------------
    Per share (loss) earnings:
    Net (loss) income                                              $(2.31)           $(2.09)         $     1.08
                                                           ---------------   ---------------   ----------------
                                                           ---------------   ---------------   ----------------
Diluted
    Average common shares outstanding                               24,904            21,905             15,411
    Assumed conversion of preferred stock                                0                 0              2,248
    Net effect of common stock equivalents (1)                           0                 0              5,015
                                                           ---------------   ---------------   ----------------
    Total shares                                                    24,904            21,905             22,674
                                                           ---------------   ---------------   ----------------
                                                           ---------------   ---------------   ----------------
      Net (loss) income                                          $(56,769)         $(45,691)            $16,579

    Adjustments to net (loss) income:
    Deemed dividend on convertible preferred stock                   (643)                --                 --
                                                           ---------------   ---------------   ----------------
    Adjusted net (loss) income                                   $(57,412)         $(45,691)            $16,579
                                                           ---------------   ---------------   ----------------
                                                           ---------------   ---------------   ----------------
    Per share (loss) earnings:
    Net (loss) income (1)                                          $(2.31)           $(2.09)         $      .73
                                                           ---------------   ---------------   ----------------
                                                           ---------------   ---------------   ----------------


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(1)   Common stock equivalents include the effect of the exercise of dilutive stock options and warrants using the Treasury Stock Method.